SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                          March 26, 1999


                    CROWN RESOURCES CORPORATION
      (Exact name of registrant as specified in its charter)


      Washington             0-17480             84-1097086
   (State or other         (Commission       (I.R.S. Employer
   jurisdiction of         File Number)      Identification
    incorporation)                               Number)


        1675 Broadway, Suite 2400, Denver, Colorado 80202
             (Address of Principal Executive Offices)

  Registrant's telephone number,
  including area code:                           (303) 534-1030


  (Former name or former address, if changed since last report)


Item 5.  Other Events.

          On March 26, 1999 the Department of Interior and the Department of Agriculture notified Battle Mountain Gold that the Plan of Operations for the Crown Jewel Mine cannot be presently approved and that the Record of Decision for the project has been vacated. In denying the Plan of Operations, the agencies stated that the project cannot rely on a greater number of mill site claims than the number of lode mining claims being developed.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibit
Number         Description
20.1           Crown Resources Corporation's Press Release dated
               March 26, 1999.






                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CROWN RESOURCES CORPORATION



Dated:     March 29, 1999              By:  /s/ James R. Maronick
                                           James R. Maronick
                                             Vice President-Finance



                       INDEX TO EXHIBITS



Exhibit
Number    Description                             Page No.
20.1 Crown Resources Corporation's Press Release dated March 26, 1999.

                                                  Exhibit 20.1
                                                  March 29, 1999

CROWN RESOURCES' GOLD PROJECT RECEIVES NOTIFICATION THAT ITS PLAN
OF OPERATIONS CANNOT PRESENTLY BE APPROVED AND THE RECORD OF
DECISION HAS BEEN VACATED; APPEALS PLANNED

Denver, Colorado: Crown Resources Corporation announced that today Battle Mountain Gold Company (BMG) has been notified by the Department of Interior and the Department of Agriculture that the Plan of Operations (POO) for the Crown Jewel mine can not be presently approved and that the Record of Decision (ROD) for the project has been vacated. In denying the POO, the agencies stated that the project can not rely on a greater number of mill site claims than the number of lode mining claims being developed. However, the agencies also noted that "we emphasize that there are ways for BMG to still proceed with developing the Crown Jewel Mine consistent with the mill site limitation."

Crown President Chris Herald stated, "We are reviewing the ruling and find both the timing and basis of the action to be capricious and unprecedented in the history of the mining industry. The agencies of the Federal Government have retroactively interpreted the current mining law and are attempting to overturn over 125 years of mining practice and application of the law. This interpretation was made without public comment or congressional review and appears to be an illegal attempt to retard all mining
development in the U.S."   Mr. Herald went on to state, "This new
interpretation and its retroactive application is outrageous given the history of the Crown Jewel project." Crown, through its joint venture with BMG, has been permitting this project for over seven years, has invested a total of $80 million in the project, and has posted over $50 million in security bonds. Furthermore, the Final Environmental Impact Statement (FEIS) and the ROD were approved in January of 1997. The Bureau of Land Management (BLM) and the United States Forest Service (USFS) selected and approved the configuration of the project in the
ROD.   The ROD stated that "the alternative selected by the BLM
and USFS is consistent with all laws, regulations, and policies,"and "will be implemented through the approval of the Plan of Operations." In addition, the FEIS and the ROD were upheld by the Regional Forester and on summary judgement, by the United States District Court.

Crown will support every effort to set aside these actions in concert with BMG which has stated that it intends to seek every avenue available to bring the Crown Jewel mine into operation at the earliest possible date.
Crown is a U.S. domiciled gold exploration company with properties in the U.S. and Mexico and a 57%-equity interest in Solitario Resources Corporation (SLR-Toronto Stock Exchange). Crown is traded on the NASDAQ National Market System under the trading symbol CRRS and the Toronto Stock Exchange under the symbol CRO.

FOR MORE INFORMATION, CONTACT:

Christopher E. Herald  - (303) 534-1030
Debbie W. Mino       - (800) 229-6827
E-mail:            dwmino@compassnet.com

The information set forth above includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. Factors that could cause results to differ materially from those projected in the forward-looking statements include, but are not limited to, the timing of receipt of necessary governmental permits, the results of judicial proceedings, the market price of gold, results of current exploration activities and other risk.